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                                                                     EXHIBIT 3.3

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                                     RIGHTS
                                       OF
                   5.75% MANDATORY CONVERTIBLE PREFERRED STOCK
                                       OF
                              ALLEGHANY CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

          Alleghany Corporation, a Delaware corporation (the "Corporation"), in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware (the "DGCL") thereof, does hereby make this Certificate of Designations and DOES HEREBY CERTIFY:

          That the board of directors of the Corporation (the "Board") has the authority, pursuant to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and the DGCL, to adopt resolutions providing for the designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions of one or more series of Preferred Stock, par value $1.00 per share, of the Corporation (the "Preferred Stock").

          That the Board has delegated such authority to a committee of the Board (the "Preferred Stock Committee") to fix the designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions of a series of Preferred Stock to be designated as the 5.75% Mandatory Convertible Preferred Stock, par value $1.00 per share.

          That the Preferred Stock Committee, on June 19, 2006, adopted the following resolution:

          NOW THEREFORE BE IT RESOLVED, that pursuant to Section 151 of the DGCL and the Certificate of Incorporation, and pursuant to the authority vested in the Preferred Stock Committee by the Board, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and it hereby is created with such voting powers and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, as set forth below:

          (1) Designation and Amount. The shares of such series shall be designated as "5.75% Mandatory Convertible Preferred Stock" (the "Mandatory Convertible Preferred Stock") and the authorized number of shares constituting such series shall be 1,132,000, with a par value of $1.00 per share. All shares of Mandatory Convertible Preferred Stock, when issued and paid for, shall be validly issued, fully paid and non-assessable.

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          (2) Ranking. The Mandatory Convertible Preferred Stock shall rank, as to payment of dividends and distribution of assets upon dissolution, liquidation or winding-up of the Corporation, (a) junior to any class or series of capital stock issued by the Corporation which by its terms ranks senior to the Mandatory Convertible Preferred Stock (the "Senior Securities"), (b) junior to all of the existing and future indebtedness of the Corporation, (c) senior to the Common Stock, par value $1.00 per share, of the Corporation and any other class or series of capital stock issued by the Corporation which by its terms ranks junior to the Mandatory Convertible Preferred Stock (collectively, the "Junior Securities") and (d) on a parity with any other class or series of capital stock issued by the Corporation (the "Parity Securities"), in each case, whether now outstanding or to be issued in the future.

          (3) Dividends. (a) Holders of the Mandatory Convertible Preferred Stock will be entitled to receive, only when, as and if declared by the Board or an authorized committee thereof, out of funds legally available for the payment of dividends under the DGCL, cash dividends from the date of first issuance, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year prior to the Mandatory Conversion Date (or if any such date is not a Business Day, on the next succeeding Business Day) and on the Mandatory Conversion Date (each, a "Dividend Payment Date"), at the annual rate of $15.2144 per share, subject to adjustment as provided in Section 18(c) hereof. The initial dividend on the Mandatory Convertible Preferred Stock for the first Quarterly Dividend Period, commencing on the date of first issuance of the Mandatory Convertible Preferred Stock will be payable on September 15, 2006 in the amount of $3.4655 per share. Dividends payable on a Dividend Payment Date will be payable to Record Holders for the applicable Dividend Payment Date.

          (b) Except as otherwise provided in this paragraph, the amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full Quarterly Dividend Period will be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full Quarterly Dividend Period (other than the first Quarterly Dividend Period) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accumulated but unpaid dividends on the Mandatory Convertible Preferred Stock shall cumulate on a daily basis from the Dividend Payment Date on which they become payable and whenever dividends are not paid on a Dividend Payment Date, the dividend rate will be increased by such amount to permit accrued, accumulated and unpaid dividends to compound on a quarterly basis until the amounts representing such accrued, cumulated and unpaid dividends are paid.

          (c) Other than as set forth in Section 3(b) hereof, no interest or sum of money in lieu of interest shall be payable in respect of any dividend not paid on a Dividend Payment Date or any other late payment. The Corporation will also not pay holders of the Mandatory Convertible Preferred Stock any dividend in excess of the full dividends on the Mandatory Convertible Preferred Stock that are payable as set forth herein.

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          (d) Each declaration of a dividend shall provide that if the
Corporation does not have sufficient lawful funds to pay in full the dividends payable on any Dividend Payment Date, it shall pay on such date the maximum amount of such dividends that it may lawfully pay allocated pro rata among the Record Holders as of the applicable Record Date. If a dividend is so declared but not paid, then, to the extent the Corporation has sufficient lawful funds to do so, the Corporation shall declare and pay to each Record Holder in respect of the next succeeding Dividend Payment Date, in addition to the regularly scheduled dividend payable on such date if declared, an amount in cash equal to such holder's pro rata share at such time of the accrued, cumulated and unpaid dividends that were not paid on a previous Dividend Payment Date because of a lack of lawful funds on such previous date.

          (e) Dividends on the Mandatory Convertible Preferred Stock shall accrue and cumulate if the Corporation fails to pay one or more dividends on the Mandatory Convertible Preferred Stock in any amount, whether or not the reason the Corporation failed to pay such dividends was because the Corporation did not have sufficient lawful funds to pay such dividends.

          (f) No dividends on the Mandatory Convertible Preferred Stock shall be declared by the Board or paid or set aside for payment at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting aside for payment or provide that such declaration, payment or setting aside for payment would constitute a breach thereof or default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by applicable law. The Corporation shall provide a copy of any such agreement to any holder of Mandatory Convertible Preferred Stock upon the request of such holder.

          (4) Payment Restrictions. If all accrued, cumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have not been paid in full as of the most recent Dividend Payment Date, or shall not have been declared and a sum sufficient for the payment thereof set aside, the Corporation may not:

          (a) declare or pay any dividend or make any distribution of assets on any Junior Securities, other than dividends or distributions in the form of Junior Securities and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

          (b) redeem, purchase or otherwise acquire any Junior Securities or pay or make any monies available for a sinking fund for such Junior Securities, other than (A) upon conversion or exchange solely for other Junior Securities, or (B) the purchase of fractional interests in shares of any Junior Securities for cash pursuant to the conversion or exchange provisions of such Junior Securities; or

          (c) redeem, purchase or otherwise acquire any Parity Securities, except upon conversion into or exchange for other Parity Securities or Junior Securities and cash solely in lieu of fractional shares in connection with any such conversion or exchange; provided, however, that in the case of a redemption, purchase or other acquisition of Parity Securities upon conversion into or exchange for other Parity Securities (A) the aggregate amount of the liquidation preference of such other Parity Securities does not exceed the aggregate amount of the liquidation preference, plus accrued, cumulated and unpaid dividends, of the Parity Securities that are converted into or exchanged for such other Parity Securities, (B) the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of such other Parity Securities does not exceed the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of the Parity Securities that are converted into or exchanged for such other Parity Securities and (C) such other Parity Securities contain terms and conditions (including, without limitation, with respect to the payment of dividends, dividend rates, liquidation preferences, voting and representation rights, payment restrictions, anti-dilution rights, change of control rights, covenants, remedies and conversion and redemption rights) that are not in the good faith judgment of the Board materially less favorable, taken as a whole, to the Corporation or the holders of the Mandatory Convertible Preferred Stock than those contained in the Parity Securities that are converted into or exchanged for such other Parity Securities.

          (5) Voting Rights. (a) Except as otherwise required by applicable law, the Certificate of Incorporation or as set forth in this Section 5, holders of the Mandatory Convertible Preferred Stock are not entitled to any voting rights and their consent shall not be required for the taking of any action by the Corporation.

          (b) So long as any shares of Mandatory Convertible Preferred Stock are outstanding, unless the approval of a greater number of the shares of the Mandatory Convertible Preferred Stock is required by law, the Corporation will not, without the approval of the holders of at least a majority of the shares of Mandatory Convertible Preferred Stock then outstanding voting separately as a class, amend, alter or repeal any of the provisions of the Certificate of Incorporation or this Certificate of Designations by way of merger, consolidation, combination, reclassification or otherwise, so as to affect adversely the powers, preferences or special rights of the shares of the Mandatory Convertible Preferred Stock; provided, however, that any amendment of the provisions of the Certificate of Incorporation or any other action that in either case has the effect of issuing, authorizing or increasing the authorized amount of, or issuing or authorizing any obligation or security convertible into or evidencing a right to purchase, any Parity Securities or Junior Securities shall be deemed not to affect adversely any power, preference or special right of the shares of the Mandatory Convertible Preferred Stock. Notwithstanding anything in this Section 5 to the contrary, any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or this Certificate of Designations occurring in connection with any merger or consolidation of the Corporation of the type described in Section 13(e)(i) hereof or any statutory exchange of securities of the Corporation with another Person of the type described in Section 13(e)(iv) hereof shall be deemed not to affect adversely any power, preference or special right of the shares of the Mandatory Convertible Preferred Stock; provided that, subject to Section 9 hereof, in the event the Corporation does not survive the transaction, the shares of the Mandatory Convertible Preferred Stock will become shares of the successor Person, having in respect of such successor Person the same powers, preferences or

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special rights of the shares of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such merger, consolidation, or statutory exchange except that they shall be convertible into the kind and amount of net cash, securities and other property as determined in accordance with Section 13(e) hereof; and provided, further, that, following any such merger, consolidation or statutory exchange, such successor Person shall succeed to and be substituted for the Company with respect to, and may exercise all of the rights and powers of the Corporation under, the Mandatory Convertible Preferred Stock.

          (c) If and whenever dividends payable on the Mandatory Convertible Preferred Stock or on Voting Parity Securities in an amount equal to six full quarterly dividends, whether or not consecutive, shall not have been paid, and shall not have been declared and a sum sufficient for the payment thereof set aside, the holders of the Mandatory Convertible Preferred Stock and the Voting Parity Securities then outstanding, voting together as a single class, shall be entitled to elect two directors (the "Additional Directors") at the next annual or special meeting of the holders of the Mandatory Convertible Preferred Stock and Voting Parity Securities called as hereinafter provided. At any such annual or special meeting of the holders of the Mandatory Convertible Preferred Stock and Voting Parity Securities, or any adjournment thereof, if the holders of at least a majority of the voting power of the shares of the Mandatory Convertible Preferred Stock and Voting Parity Securities then outstanding shall be present or represented by proxy, then, (1) the authorized number of directors of the Corporation shall be increased by two, and (2) at such meeting the holders of the Mandatory Convertible Preferred Stock and Voting Parity Securities, voting together as a class, shall be entitled to elect the Additional Directors by vote of the holders of at least a majority of the voting power of Mandatory Convertible Preferred Stock and Voting Parity Securities then present or so represented. Not later than 40 days after such entitlement arises, the Board will hold a special meeting of the holders of Mandatory Convertible Preferred Stock and Voting Parity Securities for the above purpose. If the Board fails to hold such meeting within such 40-day period, the holders of ten percent of the voting power of the outstanding shares of Mandatory Convertible Preferred Stock and Voting Parity Securities, considered as a single class, will be entitled to call such meeting to elect the initial Additional Directors. An Additional Director shall serve for a term expiring upon the earlier of (A) the next annual meeting of stockholders following such Additional Director's election and (B) the occurrence of one of the events set forth in the final sentence of this paragraph. Any director who shall have been elected by the holders of shares of Mandatory Convertible Preferred Stock and Voting Parity Securities then outstanding as a class pursuant to this Section 5(c) may be removed at any time, without cause, by, and only by, the affirmative vote of the holders of record of at least a majority of the voting power of the outstanding shares of Mandatory Convertible Preferred Stock and Voting Parity Securities, voting together as a class, at a special meeting of such stockholders called for such purpose by the Corporation or by the holders of ten percent of the voting power of the outstanding shares of Mandatory Convertible Preferred Stock and Voting Parity Securities, considered as a single class, or at the annual meeting of stockholders, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death, resignation or removal of a director who shall have been elected by the holders of Mandatory Convertible Preferred Stock and

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Voting Parity Securities, voting together as a class, pursuant to this Section
5(c) may be filled only by the holders of a majority of the voting power of the outstanding shares of Mandatory Convertible Preferred Stock and Voting Parity Securities at a special meeting called for such purpose by the Corporation or by the holders of ten percent of the voting power of the outstanding shares of Mandatory Convertible Preferred Stock and Voting Parity Securities, considered as a single class, or at the annual meeting of stockholders. The provisions of the Certificate of Incorporation and by-laws of the Corporation relating to the convening and conduct of special meetings of stockholders and the nomination of directors will apply with respect to any special meeting of the holders of Mandatory Convertible Preferred Stock and Voting Parity Securities then outstanding. If all accrued, cumulated and unpaid dividends in default on the Mandatory Convertible Preferred Stock and Voting Parity Securities have been paid in full, or have been declared and a sum sufficient for payment thereof set aside, or such shares of Mandatory Convertible Preferred Stock and Voting Parity Securities are no longer outstanding, then the rights of holders of the Mandatory Convertible Preferred Stock and Voting Parity Securities to elect Additional Directors shall cease (but subject always to the same provision for the vesting of such rights in the case of any future failures to pay dividends in an amount equivalent to six full quarterly dividends), and the terms of office of the Additional Directors so elected by the holders of Mandatory Convertible Preferred Stock and Voting Parity Securities shall forthwith expire, and the number of directors constituting the Board shall, without further action, be reduced accordingly.

          (d) So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, unless the approval of a greater number of shares of the Mandatory Convertible Preferred Stock is required by law, the Corporation may not, without the approval of the holders of at least a majority of the voting power of the Mandatory Convertible Preferred Stock and the Voting Parity Securities then outstanding, voting together as a single class:

          (i) reclassify any of the Corporation's authorized shares of capital stock into any shares of any class or any series, or any obligation or security convertible into or evidencing a right to purchase such shares, ranking senior to the Mandatory Convertible Preferred Stock as to payment of dividends or distribution of assets upon the dissolution, liquidation or winding-up of the Corporation; or

          (ii) issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase any shares of any class or series of capital stock ranking senior to the Mandatory Convertible Preferred Stock as to payment of dividends or distribution of assets upon the dissolution, liquidation or winding-up of the Corporation; provided, however, that the Corporation may issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any shares of capital stock of any class or series ranking on a parity with or junior to the Mandatory Convertible Preferred Stock as to payment of dividends and distribution of assets upon the dissolution, liquidation or winding-up of the Corporation without the vote of the holders of the Mandatory Convertible Preferred Stock and the Voting Parity Securities.

          (e) In exercising the voting rights set forth in this Section 5, each share of Mandatory Convertible Preferred Stock shall have one vote per share of Mandatory Convertible Preferred Stock held. In any case where the holders of the Mandatory Convertible Preferred Stock are entitled to vote as a class with holders of Voting Parity Securities, each class or series shall have a number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Any action required or permitted to be taken at a meeting of the holders of Mandatory Convertible Preferred Stock or of the holders of Mandatory Convertible Preferred Stock and any Voting Parity Securities may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of Mandatory Convertible Preferred Stock and, if applicable, Voting Parity Securities, having the minimum number of votes that would be necessary to take such action at a meeting.

          (6) Liquidation, Dissolution or Winding-Up. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, subject to the rights of holders of any shares of capital stock of the Corporation then outstanding ranking senior to or on a parity with the Mandatory Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation and before any amount shall be paid or distributed with respect to holders of any shares of capital stock of the Corporation then outstanding ranking junior to the Mandatory Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, the holders of the Mandatory Convertible Preferred Stock at the time outstanding will be entitled to receive, out of net assets of the Corporation legally available for distribution to stockholders, a liquidating distribution in the amount of the Liquidation Preference of $264.60 per share, subject to adjustment as provided in Section 18(c) hereof, plus an amount equal to the sum of all accrued, cumulated and unpaid dividends for the portion of the then-current Quarterly Dividend Period until the payment date and all prior Quarterly Dividend Periods. After the payment to the holders of the Mandatory Convertible Preferred Stock of the full amounts provided for in this Section 6(a), the holders of shares of the Mandatory Convertible Preferred Stock will have no right or claim to any of the Corporation's remaining assets. The Corporation is not required to set aside any funds in respect of the Liquidation Preference of the Mandatory Convertible Preferred Stock.

          (b) For the purpose of this Section 6, none of the following shall constitute or be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation:

          (i) the sale, transfer, lease or conveyance of all or substantially all of the property and assets of the Corporation;

          (ii) the consolidation or merger of the Corporation with or into any other Person; or

          (iii) the consolidation or merger of any other Person with or into the Corporation.

          (c) If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the shares of Mandatory Convertible Preferred Stock then outstanding are not paid in full as provided in Section 6(a) hereof, no distribution shall be made on account of any Parity Securities unless a pro rata distribution is made on the Mandatory Convertible Preferred Stock. The holders of the Mandatory Convertible Preferred Stock then outstanding and the holders of any such Parity Securities then outstanding shall share ratably in any distribution of assets upon such liquidation, dissolution or winding-up. The amount allocable to each series of such securities then outstanding will be based on the proportion of their full respective liquidation preference to the aggregate liquidation preference of the outstanding shares of all such series.

          (d) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Mandatory Convertible Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty calendar days prior to any payment date stated therein, to the holders of Mandatory Convertible Preferred Stock, at the address shown on the books of the Corporation or the Transfer Agent; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

          (7) Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of Mandatory Convertible Preferred Stock will automatically convert (unless previously converted at the option of the holder in accordance with Section 8 hereof or converted pursuant to an exercise of a Cash Acquisition right pursuant to Section 9 hereof) on the Mandatory Conversion Date, into a number of shares of Common Stock calculated based upon the Conversion Rate ("Mandatory Conversion").

          (b) The "Conversion Rate," subject to adjustment as provided in
Section 13 hereof, shall be as follows:

          (i) if the Applicable Market Value of the Common Stock is equal to or greater than $312.23 per share (the "Threshold Appreciation Price"), then the Conversion Rate shall be equal to 0.8475 share of Common Stock per share of Mandatory Convertible Preferred Stock (the "Minimum Conversion Rate");

          (ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $264.60 per share (the "Reference Price"), then the Conversion Rate shall be equal to $264.60 divided by the Applicable Market Value of the Common Stock; and

          (iii) if the Applicable Market Value of the Common Stock is less than or equal to the Reference Price, then the Conversion Rate shall be equal to one share of Common Stock per share of Mandatory Convertible Preferred Stock (the "Maximum Conversion Rate").

The Minimum Conversion Rate, the Maximum Conversion Rate, the Threshold Appreciation Price and the Reference Price are each subject to adjustment in accordance with the provisions of Section 13 hereof.

          (c) The holders of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date shall have the right to receive, in addition to the amount of Common Stock specified in Section 7(a), an amount in cash equal to all accrued, cumulated and unpaid dividends, whether or not declared, on the Mandatory Convertible Preferred Stock for the then current Quarterly Dividend Period until the Mandatory Conversion Date and all prior Quarterly Dividend Periods (other than previously declared dividends on such shares of Mandatory Convertible Preferred Stock payable to Record Holders as of the applicable Record Date with respect to such previously declared dividends), such amount to be paid at the time of the Mandatory Conversion, to the extent that the Corporation has sufficient lawful funds to pay such amount at such time.

          (d) To the extent that the Corporation does not have sufficient lawful funds to pay in cash the amount equal to all of such accrued, cumulated and unpaid dividends, the holders of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date shall be entitled to receive, upon conversion of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date, an additional number of shares of Common Stock per share of Mandatory Convertible Preferred Stock equal to the amount of such accrued, cumulated and unpaid dividends per share not paid in cash divided by the Ten-Day Average Market Price as of the Mandatory Conversion Date. Any resulting fractional shares of Common Stock shall be settled in cash as provided in Section 12 hereof, subject to the availability of sufficient lawful funds to make such settlement.

          (8) Early Conversion at the Option of the Holder. (a) Shares of the Mandatory Convertible Preferred Stock are convertible, in whole or in part at the option of the holder thereof at any time prior to the Mandatory Conversion Date ("Early Conversion"), into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment as provided in Section 13 hereof, upon written notice of such conversion by the holder of the Mandatory Convertible Preferred Stock.

          (b) Any written notice of conversion pursuant to this Section 8 shall be duly executed by the holder of the Mandatory Convertible Preferred Stock, and specify:

          (i) the number of shares of Mandatory Convertible Preferred Stock to be converted;

          (ii) the name(s) in which the shares of Common Stock issuable upon conversion shall be registered (subject to compliance with applicable legal requirements if any of such certificates are to be registered in a name other than the name of the holder);

          (iii) the address to which any certificates to be issued upon such conversion shall be delivered; and

          (iv) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

          (c) If specified by the holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock shall be registered to a Person other than the holder surrendering the shares of Mandatory Convertible Preferred Stock being converted, the holder shall pay or cause to be paid any transfer or similar taxes payable in connection therewith.

          (d) Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 8(b) hereof, compliance with Section 8(c) hereof, if applicable, and surrender of a certificate (if held in certificated form) evidencing share(s) of Mandatory Convertible Preferred Stock to be converted, the Corporation shall, within three Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such holder shall be entitled upon conversion in the name(s) specified by such holder in the notice of conversion and the Corporation shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof, at the address designated by such holder in the written notice of conversion, a certificate or certificates representing the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Mandatory Convertible Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the remaining number of shares of Mandatory Convertible Preferred Stock that shall not have been converted.

          (e) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Mandatory Convertible Preferred Stock in accordance with this Section 8 shall be deemed effective (the "Early Conversion Date") immediately prior to the close of business on the day of receipt by the Transfer Agent of the notice of conversion and other documents, if any, set forth in
Section 8(b) hereof, compliance with Section 8(c) hereof, if applicable, and surrender of the certificate or certificates (if held in certificated form) evidencing the shares of Mandatory Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation or accompanied by duly executed stock powers relating thereto or in blank.

          (f) A holder that has exercised an Early Conversion right in accordance with the terms of this Section 8 shall be entitled to receive, in addition to the number of shares of Common Stock provided for in this Section 8 and at the time that such holder is entitled to receive such shares of Common Stock, an amount in cash equal to the sum of all accrued, cumulated and unpaid dividends on each share of Mandatory Convertible Preferred Stock being converted in accordance with the terms of this Section 8, whether or not declared, for the portion of the then current Quarterly Dividend Period until the Early Conversion Date and all prior Quarterly Dividend Periods (other than previously declared dividends on such shares of Mandatory Convertible Preferred Stock payable to Record Holders as of the applicable Record Date with respect to such previously declared dividends), such amount to be paid at the time of the Early Conversion to the extent that the Corporation is then legally permitted to pay such amount. Except as described above, the Corporation will make no payment or allowance for unpaid dividends on the Mandatory Convertible Preferred Stock being converted in any Early Conversion.

          (9) Conversion Upon Cash Acquisition: Cash Acquisition Dividend Make-Whole Amount. (a) Cash Acquisition Conversion. Subject to Section 9(h) hereof, in the event of a Cash Acquisition, the holders of the Mandatory Convertible Preferred Stock shall have the right to convert their shares of Mandatory Convertible Preferred Stock during a period that begins on a date that is 15 days prior to the anticipated effective time of such acquisition, as set forth in the Cash Acquisition Conversion Notice, and ending on a date that is 15 days after the actual effective date, which period must end prior to the Mandatory Conversion Date (such right of the holders of the Mandatory Convertible Preferred Stock to convert their shares pursuant to this Section 9(a) being the "Cash Acquisition Conversion") at the Cash Acquisition Conversion Rate (as determined pursuant to the Cash Acquisition Conversion Rate and Section 13(c) hereof).

          (b) Cash Acquisition Conversion Notice. On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Cash Acquisition, a written notice (the "Cash Acquisition Conversion Notice") shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Record Holders as they appear on the stock register of the Corporation. Such notice shall contain:

          (i) the date on which the Cash Acquisition is anticipated to be effected;

          (ii) a statement whether holders of the Mandatory Convertible Preferred Stock will have Cash Acquisition Conversion rights in connection with such Cash Acquisition, or whether the Corporation has made a Public Acquirer Election pursuant to Section 9(h) hereof;

          (iii) if holders of the Mandatory Convertible Preferred Stock have Cash Acquisition Conversion rights in connection with such Cash Acquisition, the date, which shall be 15 days after the actual effective date of the Cash Acquisition, by which the Cash Acquisition Conversion right must be exercised;

          (iv) if holders of the Mandatory Convertible Preferred Stock have Cash Acquisition Conversion rights in connection with such Cash Acquisition, the Cash Acquisition Conversion Rate applicable to such Cash Acquisition;

          (v) if holders of the Mandatory Convertible Preferred Stock have Cash Acquisition Conversion rights in connection with such Cash Acquisition, a statement whether the Corporation will elect to pay any amount payable pursuant to Section 9(c) hereof in shares of Common Stock, cash or a combination of cash and Common Stock, and, if paid in a combination of cash and Common Stock, the specific combination of such cash and Common Stock; and

          (vi) the instructions a holder of the Mandatory Convertible Preferred Stock must follow to exercise the Cash Acquisition Conversion right, if any, in connection with such Cash Acquisition.

          (c) Cash Acquisition Make-Whole Amount. Upon any conversion pursuant to Section 9(a) hereof, in addition to issuing the holders of the Mandatory Convertible Preferred Stock shares of Common Stock at the Cash Acquisition Conversion Rate, the Corporation shall either,

          (i) pay the holders of the Mandatory Convertible Preferred Stock in cash (A) an amount equal to any accrued, cumulated and unpaid dividends on the shares of Mandatory Convertible Preferred Stock converted by such holders, whether or not declared (other than previously declared dividends on such shares of Mandatory Convertible Preferred Stock payable to Record Holders as of the applicable Record Date with respect to such previously declared dividends), plus (B) the present value of all remaining future dividend payments on such converted shares of Mandatory Convertible Preferred Stock through and including the Mandatory Conversion Date (with the present value of the remaining future dividend payments computed using a discount rate equal to 6.65 percent); provided that at such time the Corporation is then legally permitted to pay such amounts, or

          (ii) increase the number of shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock by an amount equal to (A) the amount set forth in Section 9(c)(i) hereof, divided by (B) the Ten-Day Average Market Price as of the effective date of the Cash Acquisition.

          (d) Exercise of Cash Acquisition Conversion Right. To exercise a Cash Acquisition Conversion right, a holder of Mandatory Convertible Preferred Stock shall deliver to the Transfer Agent at its Corporate Trust Office, no earlier than 15 days prior to the anticipated effective date of the Cash Acquisition, and no later than 5:00 p.m., New York City time on or before the date by which the Cash Acquisition Conversion right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Mandatory Convertible Preferred Stock with respect to which the Cash Acquisition Conversion right is being exercised, duly assigned or endorsed for transfer to the Corporation or the corporation surviving the Cash

Acquisition (the "Surviving Corporation"), or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Surviving Corporation stating the holder's intention to convert early in connection with the Cash Acquisition, containing the information set forth in Section 9(b) hereof and providing the Surviving Corporation with payment instructions.

          (e) Reorganizations. If a holder of Mandatory Convertible Preferred Stock does not elect to exercise the Cash Acquisition Conversion right pursuant to this Section 9 in connection with a Reorganization Event (as defined below), in lieu of shares of Common Stock, the Corporation shall deliver to such holder of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date or an Early Conversion Date, such cash, securities and other property as determined in accordance with Section 13(e) hereof.

          (f) Delivery. Upon a Cash Acquisition Conversion, the Transfer Agent shall, in accordance with the instructions provided by a holder of Mandatory Convertible Preferred Stock in the written notice provided to the Surviving Corporation as set forth above, deliver to the holder of Mandatory Convertible Preferred Stock such cash and securities issuable upon such Cash Acquisition Conversion, together with payment in lieu of any fraction of a share, as provided herein.

          (g) Certificates. In the event that a Cash Acquisition Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a holder of Mandatory Convertible Preferred Stock, upon such Cash Acquisition Conversion the Surviving Corporation shall execute and the Transfer Agent shall countersign and deliver to the holder of Mandatory Convertible Preferred Stock, at the expense of the Surviving Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Cash Acquisition Conversion was not effected.

          (h) Public Acquirer Change of Control.

          (i) Public Acquirer Election. Notwithstanding anything to the contrary in this Section 9 or in Section 13(e), in the event of a Cash Acquisition that constitutes a Public Acquirer Change of Control, the Corporation may, by delivery of notice pursuant to Section 9(b) hereof, elect to cause the Mandatory Convertible Preferred Stock to be convertible, into Acquirer Common Stock (the "Public Acquirer Election"). If the Corporation makes a Public Acquirer Election, holders of Mandatory Convertible Preferred Stock will not have the Cash Acquisition Conversion rights set forth above.

          (ii) Adjustments to the Conversion Rate. Immediately after the effective date of such Public Acquirer Change of Control, the Conversion Rate shall equal the product of (A) the Conversion Rate in effect immediately prior to such effective date, multiplied by (B) the average of the quotients obtained, for each Trading Day in the ten consecutive Trading Day periods commencing on the Trading Day next succeeding such effective date (the "Valuation Period"), by dividing, (1) the Public Acquirer Acquisition Value on each such Trading Day in the Valuation Period, by (2) the Closing Price of the Acquirer Common Stock on each such Trading Day in the Valuation Period.

          (10) Conversion Procedures. (a) Upon issuance and delivery to the Transfer Agent of certificates representing shares of the Common Stock to be delivered upon conversion of the shares of Mandatory Convertible Preferred Stock on the Mandatory Conversion Date, the Cash Acquisition Conversion Date or any Early Conversion Date (each, a "Conversion Date"), dividends on any shares of Mandatory Convertible Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and such shares of Mandatory Convertible Preferred Stock shall cease to be outstanding, in each case, subject to the right of holders of such Mandatory Convertible Preferred Stock to receive amounts equal to any accrued, cumulated and unpaid dividends or other payments on such shares to which they are otherwise entitled pursuant to Sections 7, 8 or 9 hereof, as applicable.

          (b) The Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Conversion Date. No allowance or adjustment, except as set forth in Section 13 hereof, shall be made in respect of dividends payable to record holders of Common Stock as of any date prior to such Conversion Date. Prior to such Conversion Date, shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed outstanding for any purpose, and holders of shares of Mandatory Convertible Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

          (c) Shares of Mandatory Convertible Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, shall not be reissued as shares of such series and shall, upon filing a proper certificate with the Secretary of State of the State of Delaware, resume the status of authorized and unissued shares of preferred stock of the Corporation, undesignated as to series.

          (d) In the event that a holder of shares of Mandatory Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or the address to which the certificate or certificates representing such shares should be delivered, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Mandatory Convertible Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares to the address of such holder shown on the records of the Corporation.

          (11) Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common

Stock or shares of Common Stock held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Mandatory Convertible Preferred Stock then outstanding. For purposes of this Section 11(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          (b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, claims, security interests and other encumbrances created by the holders of the Mandatory Convertible Preferred Stock).

          (c) All shares of Common Stock delivered upon conversion of the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Mandatory Convertible Preferred Stock).

          (d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

          (e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system not later than such time.

          (12) Fractional Shares. (a) No fractional shares of Common Stock will be issued to holders of Mandatory Convertible Preferred Stock as a result of any conversion of shares of Mandatory Convertible Preferred Stock.

          (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 7 hereof or any conversion at the option of the holder pursuant to Section 8 or Section 9 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the average of the daily Closing Price of the Common Stock for each of the five consecutive Trading Days preceding the Trading Day immediately preceding the date of conversion.

          (c) If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

          (13) Anti-Dilution Adjustments to the Conversion Rate. (a) The Conversion Rate and the number of shares of Common Stock to be delivered upon conversion shall be subject to the following adjustments:

          (i) Stock Dividends and Distributions. In case the Corporation shall pay or make a dividend or other distribution on the Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by dividing such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this Section 13(a)(i), the number of shares of Common Stock at the time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.

          (ii) Subdivisions, Splits and Combinations of the Common Stock. In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

          (iii) Issuance of Stock Purchase Rights. In case the Corporation shall issue rights or warrants to all holders of its Common Stock (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Rate by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the number of shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, such increase to become effective immediately prior to the opening of business on the day following the date fixed for such determination. For the purposes of this Section
     (13)(a)(iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

          (iv) Debt, Securities or Asset Distribution. (A) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding any distribution (including any dividend) referred to in Section 13(a)(i) or Section 13(a)(ii) hereof, any rights or warrants referred to in Section 13(a)(iii) or Section 13(a)(vii) hereof, any distribution (including any dividend) referred to in Section 13(a)(v) hereof, any consideration payable in connection with a tender or exchange offer made by the Corporation or any subsidiary of the Corporation or any third party except as described in Section 13(a)(vi) hereof, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in Section 13(a)(iv)(B) hereof), the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the date fixed for such determination and the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this Section 13(a)(iv)(A) is applicable, Section 13(a)(iv)(B) shall not be applicable.

          (B) In the case of a Spin-Off, the Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such distribution will be increased by multiplying such Conversion Rate by a fraction, the numerator of which is the sum of the Current Market Price of the Common Stock and the Fair Market Value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which is such Current Market Price of the Common Stock. Any adjustment to the Conversion Rate under this Section 13(a)(iv)(B) will occur on the fifteenth Trading Day from, but excluding, the "ex-date" with respect to the Spin-Off.

          (v) Cash Distributions. In case the Corporation shall distribute, by way of dividend or otherwise, cash to all holders of its Common Stock, (excluding (A) any cash that is distributed in a Reorganization Event described in Section 13(e) hereof or as part of a distribution referred to in Section 13(a)(iv) hereof, (B) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation and (C) any consideration payable in connection with a tender or exchange offer made by the Corporation, any subsidiary of the Corporation or any third party), the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the date fixed for such determination and the denominator of which shall be the Current Market Price of the Common Stock on the date fixed for such determination less the amount per share of such dividend or distribution.

          (vi) Self Tender Offers and Exchange Offers. In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender offer or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares (as defined below in this Section)) of an aggregate consideration per share of Common Stock having a Fair Market Value that exceeds the Current Market Price of the Common Stock on the seventh Trading Day next succeeding the last date on which tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) (such last date, the "Self Tender Expiration Time"), then, and in each such case, the Conversion Rate in effect at the opening of business on the eighth Trading Day after the date of the Self Tender Expiration Time shall be adjusted by dividing such Conversion Rate by a fraction, (A) the numerator of which shall be (1) the Current Market Price of the Common Stock on the seventh

     Trading Day after the date of the Self Tender Expiration Time multiplied by the number of shares of Common Stock outstanding (including any shares of Common Stock validly tendered and not withdrawn) on the date of the Self Tender Expiration Time less (2) the amount of cash plus the Fair Market Value of any other consideration payable to stockholders in the tender or exchange offer, assuming the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Self Tender Expiration Time (the shares deemed so accepted up to any such maximum being referred to as the "Purchased Shares"), and (B) the denominator of which shall be (1) the Current Market Price of the Common Stock on the seventh Trading Day after the date of the Self Tender Expiration Time multiplied by (2) the number of shares of Common Stock outstanding (including shares of Common Stock validly tendered and not withdrawn) on the date of the Self Tender Expiration Time less the number of Purchased Shares.

          (vii) Rights Plans. To the extent that the Corporation has a stockholder rights plan in effect with respect to its Common Stock on any Conversion Date, in accordance with the terms of the stockholder rights plan, upon conversion of any Mandatory Convertible Preferred Stock, holders of Mandatory Convertible Preferred Stock shall receive, to the extent legally permitted, in addition to the Common Stock, the rights under such stockholder rights plan. If, however, prior to such Conversion Date, the rights have separated from the Common Stock and the holders of Mandatory Convertible Preferred Stock would not receive upon conversion, in addition to Common Stock, the rights under the plan, then the Conversion Rate will be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in
     Section 13(a)(iv) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Corporation may amend the stockholder rights plan to provide that upon conversion of Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock will receive, in addition to shares of Common Stock issuable upon such conversion, the rights that would have attached to such shares of Common Stock if the rights had not been separated from Common Stock under the stockholder rights plan.

          (b) Adjustment for Tax Reasons. The Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 13, if the Board deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of the Common Stock (or issuance of rights or warrants to acquire shares of the Common Stock) or from any event treated as such for income tax purposes or for any other reason.

          (c) Calculation of Adjustments. (i) All adjustments to the Conversion Rate shall be calculated to the nearest l/10,000th of a share (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided that any adjustments which by reason of this Section 13(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on the Mandatory Conversion Date, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date. If an adjustment is made to the Conversion Rate pursuant to Sections 13(a)(i), 13(a)(ii), 13(a)(iii), 13(a)(iv), 13(a)(v), 13(a)(vi) or
13(b), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Reference Price solely for purposes of determining which of Section 7(b)(i), 7(b)(ii) and 7(b)(iii) will apply on the Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Reference Price by a fraction, the numerator of which shall be the Conversion Rate immediately after such adjustment pursuant to Sections 13(a)(i), 13(a)(ii), 13(a)(iii), 13(a)(iv), 13(a)(v), 13(a)(vi) or
13(b) and the denominator of which shall be the Conversion Rate immediately before such adjustment; provided that if such adjustment to the Conversion Rate is required to be made pursuant to the occurrence of any of the events contemplated by Sections 13(a)(i), 13(a)(ii), 13(a)(iii), 13(a)(iv), 13(a)(v), 13(a)(vi) or 13(b) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Conversion Rate.

          (ii) If an adjustment is made to the Minimum Conversion Rate pursuant to Sections 13(a)(i), 13(a)(ii), 13(a)(iii), 13(a)(iv), 13(a)(v),
     13(a)(vi), 13(b) or 9(h)(ii), a proportional adjustment shall be made to each Cash Acquisition Stock Price set forth in the table included in the definition of "Cash Acquisition Conversion Rate." Such adjustment shall be made by multiplying each Cash Acquisition Stock Price included in such table by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to such adjustment and the denominator of which is the Minimum Conversion Rate immediately after such adjustment.

          (iii) No adjustment to the Conversion Rates need be made if holders of Mandatory Convertible Preferred Stock may participate in the transaction that would otherwise give rise to an adjustment, including through the receipt of such distributed assets or securities upon conversion of the Mandatory Convertible Preferred Stock, so long as the distributed assets or securities the holders would receive upon conversion of the Mandatory Convertible Preferred Stock, if convertible, exchangeable or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of the Mandatory Convertible Preferred Stock. If the denominator of the fraction described in Section 13(a)(iv)(A) or Section 13(a)(v) hereof is less than $1.00 (including a negative amount), then in lieu of any adjustment of the Conversion Rate, the Corporation shall make adequate provision so that each holder shall have the right to receive, out of funds legally available therefor, upon conversion, in addition to the shares of Common Stock issuable upon such conversion, the distribution or dividend such holder would have received had such holder converted such shares of Mandatory Convertible Preferred Stock into Common Stock immediately prior to the record date for such distribution or dividend. In the case where adjustment to the Conversion Rate pursuant to this Certificate of Designations is effective upon the Record Date for a distribution or dividend, if the distribution or dividend is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution or dividend had not been declared. The applicable Conversion Rate shall not be adjusted:

          (A) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any employee benefit plan;

          (B) upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any subsidiary of the Corporation;

          (C) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Mandatory Convertible Preferred Stock were first issued or pursuant to the conversion of the Mandatory Convertible Preferred Stock;

          (D) for changes in the par value of the Common Stock, or from par value to no par value, or from no par value to par value;

          (E) for accrued, cumulated and unpaid dividends; or

          (F) upon the issuance of any shares of Common Stock for cash or in connection with acquisitions (other than upon the exercise of rights or warrants as provided in Sections 13(a)(iii) and 13(a)(iv) hereof).

          (iv) The Corporation shall have the power, to the fullest extent permitted by law, to resolve any ambiguity in this Section 13 and its action in so doing, as evidenced by a resolution of the Board or an authorized committee thereof, shall be final and conclusive.

          (d) Notice of Adjustment. Whenever the Conversion Rate or the Cash Acquisition Conversion Rate is to be adjusted in accordance with Sections 13(a) or 13(b) hereof, the Corporation shall: (i) compute the Conversion Rate or the Cash Acquisition Conversion Rate in accordance with Sections 13(a) or 13(b) hereof, and prepare and transmit to the Transfer Agent an Officer's Certificate setting forth the Conversion Rate or the Cash Acquisition Conversion Rate, as applicable, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and
(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate or the Cash Acquisition Conversion Rate pursuant to Sections 13(a) or 13(b) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, by first-class mail a written notice to the holders of the Mandatory Convertible Preferred Stock of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate or the Cash Acquisition Conversion Rate, as applicable, was determined and setting forth the Conversion Rate or the Cash Acquisition Conversion Rate, as the case may be.

          (e) Reorganization Events. In the event of:

          (i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the surviving company and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

          (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

          (iii) any reclassification of Common Stock into securities other than Common Stock; or

          (iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or consolidation) (any such event specified in this Section 13(e), a "Reorganization Event"), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, after such Reorganization Event, and without the consent of the holders of Mandatory Convertible Preferred Stock, be convertible into the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Conversion Date) per share of Common Stock (the "Exchange Property") by a holder of Common Stock that (1) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale, transfer, lease or conveyance was made, as the case may be (any such person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of a Constituent Person and non-Affiliates, and (2) received the kind and amount of securities, cash and other property received by the holders of the greatest number of shares of the Common Stock that have made an election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event. The amount of Exchange Property receivable upon conversion of any Mandatory Convertible Preferred Stock in accordance with Section 7, 8 or 9 hereof shall be determined based upon the applicable Conversion Rate in effect with respect to such conversion on such Conversion Date.

          For purposes of this Section 13(e), "Applicable Market Value of the Common Stock" shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of this Section 13(e), references to Common Stock in the definitions of "Closing Price" and "Trading Day" shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property. The references to Common Stock in this Certificate of Designations shall, where appropriate, be deemed to be references to Exchange Property following a Reorganization Event and to Acquirer Common Stock following a Public Acquirer Election.

          The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

          The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the holders of Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this
Section 13(e).

          (14) Replacement Stock Certificates. (a) If certificates evidencing outstanding shares of the Mandatory Convertible Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity satisfactory to the Corporation and the Transfer Agent.

          (b) The Corporation is not required to issue any certificates representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock or the Exchange Property issuable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

          (15) Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent for the Mandatory Convertible Preferred Stock shall be Computershare Investor Services, LLC. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer

Agent; provided that the Corporation shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Mandatory Convertible Preferred Stock.

          (16) Form. (a) Mandatory Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Mandatory Convertible Preferred Stock in definitive, fully registered form with the global legend (the "Global Shares Legend"), as set forth on the form of Mandatory Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a "Global Preferred Share"), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. The Global Preferred Share shall be deposited on behalf of the holders of the Mandatory Convertible Preferred Stock represented thereby with the Transfer Agent, at its New York office, as custodian for DTC or a successor Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Transfer Agent as hereinafter provided. The aggregate number of shares of Mandatory Convertible Preferred Stock represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary or its nominee as hereinafter provided. This Section 16(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Transfer Agent shall, in accordance with this Section 16, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Transfer Agent to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Transfer Agent as custodian for the Depositary pursuant to an agreement between the Depositary and the Transfer Agent. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer as the absolute owner of such Global Preferred Share for all purposes whatsoever, except as may otherwise be required by applicable law. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The holder of the Mandatory Convertible Preferred Stock may grant proxies or otherwise authorize any Person to take any action that a holder is entitled to take pursuant to the Mandatory Convertible Preferred Stock, this Certificate of Designations or the Certificate of Incorporation. Except as otherwise required by applicable law, owners of beneficial interests in Global Preferred Stock shall not be entitled to receive physical delivery of certificated shares of Mandatory

Convertible Preferred Stock, unless (x) the Depositary has notified the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Share and the Corporation does not appoint a qualified replacement for the Depositary within 90 days after such notification, (y) the Depositary ceases to be a "clearing agency" registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days after such notification or (z) the Corporation decides to discontinue the use of book-entry transfer through the Depositary. In any such case, the Global Preferred Share shall be exchanged in whole for definitive shares of Mandatory Convertible Preferred Stock in certificated form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Mandatory Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Transfer Agent.

          (b) (i) An Officer shall sign the Global Preferred Share for the Corporation, in accordance with the Corporation's by-laws and applicable law, by manual or facsimile signature. The Corporation may, at its option, affix its corporate seal to a Global Preferred Share, in which case an Officer shall attest thereto.

          (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

          (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature.

          (17) No Redemption, Sinking Fund or Preemptive Rights. (a) The Mandatory Convertible Preferred Stock is not redeemable.

          (b) The Mandatory Convertible Preferred Stock shall not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Mandatory Convertible Preferred Stock shall have no right to require redemption, repurchase or retirement of any Mandatory Convertible Preferred Stock and shall have no preemptive rights. Notwithstanding the foregoing, this Section 17 shall not prohibit the payment of amounts equal to accrued, cumulated and unpaid dividends in connection with a conversion of the Mandatory Convertible Preferred Stock.

          (18) Miscellaneous. (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to its office at 7 Times Square Tower, New York, New York 10036 (Attention: the Secretary), (ii) if to the Transfer Agent, at its Corporate Trust Office, (iii) if to any holder of the Mandatory Convertible Preferred Stock or holder of shares of Common Stock, as the case may be, to such holder at the address of such holder shown on the records of the Corporation (which may include the records of any transfer agent for the Mandatory Convertible Preferred Stock or Common Stock, as the case may be) or (iv) to such other address as the Corporation, the Transfer Agent or any such holder of Mandatory Convertible Preferred Stock or holder of shares of Common Stock, as the case may be, shall have designated by notice similarly given.

          (b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the registration or delivery of shares of Mandatory Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

          (c) The Liquidation Preference and the annual dividend rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board and submitted by the Board to the Transfer Agent.

          (19) Definitions. Unless otherwise defined herein, capitalized terms used in this Certificate of Designations shall have the following meanings:

          "Acquirer Common Stock" shall have the meaning set forth in the definition of "Public Acquirer Change of Control" hereof.

          "Additional Directors" shall have the meaning set forth in Section 5(c) hereof.

          "Affiliate" shall have the meaning given to that term in Rule 405 promulgated under the Securities Act of 1933, as amended, or any successor rule.

          "Agent Members" shall have the meaning set forth in Section 16(a) hereof.

          "Applicable Market Value" means the arithmetic average of the daily volume-weighted average price per share of the Common Stock or securities distributed in a Spin-Off, as applicable, for each of the 20 Trading Days ending on the third Business Day immediately preceding the applicable Conversion Date, as reported by Bloomberg

Professional Service for the period beginning at 9:30 am, New York City time, and ending at 4:00 pm, New York City time. If the third Business Day prior to the applicable Conversion Date is not a Trading Day, the 20-day trading period will end on the last Trading Day prior to the third Business Day prior to the applicable Conversion Date. If, on any Trading Day no daily volume-weighted average price is reported for the Common Stock or securities distributed in a Spin-Off, as applicable, by Bloomberg Professional Service, the Closing Price of the Common Stock or such other securities will be substituted for the daily volume-weighted average price for such day.

          "Board" shall have the meaning set forth in the Preamble hereof.

          "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

          "Cash Acquisition" means the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of the Corporation, or any sale, lease or other transfer of the consolidated assets of the Corporation and its subsidiaries) or a series of related transaction or events pursuant to which all or substantially all of the Corporation's Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than ten percent of which consists of cash or securities or other property that are not, or upon issuance will not be, traded on the New York Stock Exchange or quoted on the Nasdaq stock market.

          "Cash Acquisition Conversion" shall have the meaning set forth in
Section 9(a) hereof.

          "Cash Acquisition Conversion Date" means the effective date of any Cash Acquisition Conversion.

          "Cash Acquisition Conversion Notice" shall have the meaning set forth in Section 9(b) hereof.

          "Cash Acquisition Conversion Rate" means the Conversion Rate set forth in the table below for the applicable effective date of the Cash Acquisition and the applicable Cash Acquisition Stock Price on such effective date (as such Cash Acquisition Stock Prices are adjusted pursuant to Section 13 hereof):

                                            Cash Acquisition Stock Price on Effective Date
                 --------------------------------------------------------------------------------------------------
Effective Date   $150.00  $200.00  $250.00  $264.60   $275.00  $300.00  $325.00  $350.00  $400.00  $500.00  $600.00
--------------   -------  -------  -------  -------   -------  -------  -------  -------  -------  -------  -------
At issue         0.9743   0.9115   0.8538    0.8448   0.8405   0.8359   0.8362   0.8385   0.8430   0.8467   0.8473
June 15, 2007    0.9920   0.9486   0.8800    0.8647   0.8564   0.8447   0.8414   0.8420   0.8451   0.8472   0.8474
June 15, 2008    0.9996   0.9853   0.9233    0.8999   0.8848   0.8589   0.8483   0.8462   0.8470   0.8474   0.8475
June 15, 2009    1.0000   1.0000   1.0000    1.0000   0.9622   0.8820   0.8475   0.8475   0.8475   0.8475   0.8475

          If the Cash Acquisition Stock Price is in excess of the highest Cash Acquisition Stock Price set forth in the table above (as such amount is adjusted from time to time), then the Cash Acquisition Conversion Rate will be the Minimum Conversion

Rate. If the Cash Acquisition Stock Price is less than the lowest Cash Acquisition Stock Price set forth in the table above (as such amount is adjusted from time to time), then the Cash Acquisition Conversion Rate will be the Maximum Conversion Rate (as such amount is adjusted from time to time).

          If the effective date falls between the dates set forth under the heading "Effective Date of Cash Acquisition" in the table above, or if the Cash Acquisition Stock Price falls between two amounts set forth in the table, above the Cash Acquisition Conversion Rate will be determined by straight-line interpolation between the Cash Acquisition Conversion Rates set forth for the higher and lower Cash Acquisition Stock Prices and effective dates, as applicable, based on a 365-day year.

          "Cash Acquisition Stock Price" means the consideration paid per share of Common Stock in a Cash Acquisition. If such consideration consists only of cash, the Cash Acquisition Stock Price shall equal the amount of cash paid per share. If such consideration consists of any property other than cash, the Cash Acquisition Stock Price shall be the average Closing Price per share of the Common Stock on the ten Trading Days up to, but not including, the effective date of the Cash Acquisition.

          "Certificate of Designations" means this Certificate of Designations, Preferences and Rights of 5.75% Mandatory Convertible Preferred Stock of the Corporation.

          "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

          "Closing Price" means, as of any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price, of the Common Stock, Acquirer Common Stock or any securities distributed in a Spin-Off, as the case may be, on the New York Stock Exchange on that date. If shares of Common Stock or any such securities distributed in a Spin-Off, as the case may be, are not then traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock or such securities on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock or such securities are so listed or quoted, or if the shares of Common Stock or such securities are not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if no closing price for the Common Stock or such securities is so reported, the last quoted bid price for the Common Stock or such securities in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if that bid price is not available, the market price of the Common Stock or such securities on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For the purposes of this Certificate of Designations, all references herein to the closing sale price of the Common Stock on the New York Stock Exchange shall be such closing sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price on the website of the New York Stock Exchange shall govern.

          "Common Stock" as used in this Certificate of Designations means the Corporation's common stock, par value $1.00 per share, as the same exists at the date of filing of this Certificate of Designations relating to the Mandatory Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of Section 13(e) hereof, shares of Common Stock issuable on conversion of shares of Mandatory Convertible Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation at the date of the filing of this Certificate of Designations with the Secretary of State of the State of Delaware or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

          "Constituent Person" shall have the meaning set forth in Section 13(e) hereof.

          "Conversion Date" shall have the meaning set forth in Section 10(a) hereof.

          "Conversion Rate" shall have the meaning set forth in Section 7(b) hereof.

          "Corporate Trust Office" means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

          "Corporation" shall have the meaning set forth in the Preamble hereof and shall include its successors.

          "Current Market Price" means the arithmetic average of the volume-weighted average price per share of the Common Stock on each of the five consecutive Trading Days preceding the earlier of the day preceding the date in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation, as reported by Bloomberg Professional Service for the period beginning on 9:30 a.m., New York City time, and ending at 4:00 p.m. New York City time; provided, however, that (i) "Current Market Price" for purposes of Section 13(a)(vi) hereof means the arithmetic average of the volume-weighted average price per share of the Common Stock for each of the ten Trading Days preceding the date fixed for determination, described above, and (ii) for the purposes of determining the adjustment to the Conversion Rate for the purposes of Section 13(a)(iv)(B) in the event of a Spin-Off, the "Current Market Price" means the average of the volume-weighted average prices described above for the first ten Trading Days commencing on and including the fifth Trading Day following the "ex-date" for such distribution. For purposes of this paragraph, the term "ex date," when used with respect to any such issuance or distribution, means the first date on which shares of the Common Stock trade without the right to receive such issuance or distribution.

          "Depositary" means DTC or its nominee or any successor appointed by the Corporation.

          "Dividend Payment Date" shall have the meaning set forth in Section 3(a) hereof.

          "DGCL" shall have the meaning set forth in the Preamble hereof.

          "DTC" means The Depository Trust Company.

          "Early Conversion" shall have the meaning set forth in Section 8(a) hereof.

          "Early Conversion Date" shall have the meaning set forth in Section 8(e) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor rule.

          "Exchange Property" shall have the meaning set forth in Section 13(e) hereof.

          "Fair Market Value" means (a) in the case of any Spin-Off, the fair market value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock as of the fifteenth Trading Day from, but excluding, the "ex-date" with respect to such Spin-Off, and (b) in all other cases the fair market value as determined in good faith by the Board or an authorized committee thereof, which determination shall be final and conclusive and described in a resolution thereof.

          "Global Preferred Share" shall have the meaning set forth in Section 16(a) hereof.

          "Global Shares Legend" shall have the meaning set forth in Section 16(a) hereof.

          "Junior Securities" shall have the meaning set forth in Section 2 hereof.

          "Liquidation Preference" means, as to the Mandatory Convertible Preferred Stock, $264.60 per share, subject to adjustment as provided in Section 18(c) hereof.

          "Mandatory Conversion" shall have the meaning set forth in Section 7(a) hereof.

          "Mandatory Conversion Date" means June 15, 2009, or as otherwise treated as having occurred pursuant to Section 13(e).

          "Maximum Conversion Rate" shall have the meaning set forth in Section 7(b)(iii) hereof.

          "Mandatory Convertible Preferred Stock" shall have the meaning set forth in Section 1 hereof.

          "Minimum Conversion Rate" shall have the meaning set forth in Section 7(b)(i) hereof.

          "Officer" means the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

          "Officer's Certificate" means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

          "Parity Securities" shall have the meaning set forth in Section 2 hereof.

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

          "Public Acquirer Acquisition Value" means, for each Trading Day in the Valuation Period, the value of the consideration paid per share of Common Stock in connection with a Public Acquirer Change of Control, which shall equal (i) the face amount of cash included in such consideration, (ii) the Closing Price of such Acquirer Common Stock on each such Trading Day, and (iii) the fair market value of any other security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Transfer Agent for such purpose. If the kind or amount of securities, cash and other property receivable upon such Public Acquirer Change of Control is not the same for each share of Common Stock held immediately prior to such Public Acquirer Change of Control by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall have been exercised, then the kind and amount of securities, cash and other property receivable upon such Public Acquirer Change of Control by the holders of the greatest number of shares of the Common Stock that have made an election as to the kind or amount of securities, cash and other property receivable upon such Public Acquirer Change of

Control shall be deemed to be the kind and amount received per share of Common Stock for purposes of calculating the Public Acquirer Acquisition Value hereunder.

          "Public Acquirer Change of Control" means a Cash Acquisition in which the Person acquiring a majority of the Corporation's Common Stock or the Person formed by or surviving such Cash Acquisition, or any entity that is a direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent of the total voting power of all shares of such Person's capital stock that are entitled to vote generally in the election of directors, but in each case other than the Corporation, has a class of common stock traded on the New York Stock Exchange or quoted on the Nasdaq stock market (such class of common stock, the "Acquirer Common Stock").

          "Public Acquirer Election" shall have the meaning set forth in Section 9(h) hereof.

          "Purchased Shares" shall have the meaning set forth in Section 13(a)(vi) hereof.

          "Quarterly Dividend Period" means the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if there is no preceding Dividend Payment Date, on the first date of issuance of the Mandatory Convertible Preferred Stock.

          "Record Date" means the close of business on the first calendar day (or the following Business Day if such first calendar day is not a Business Day) of the calendar month in which the applicable Dividend Payment Date falls.

          "Record Holders" means the holders of record of the Mandatory Convertible Preferred Stock as they appear on the stock register of the Corporation at the close of business on a Record Date.

          "Reference Price" shall have the meaning set forth in Section 7(b) hereof.

          "Reorganization Event" shall have the meaning set forth in Section 13(e) hereof.

          "Self Tender Expiration Time" shall have the meaning set forth in
Section 13(a)(vi) hereof.

          "Senior Securities" shall have the meaning set forth in Section 2 hereof.

          "Spin-Off" means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a direct or indirect subsidiary or other business unit of the Corporation.

          "Surviving Corporation" shall have the meaning set forth in Section 9(d) hereof.

          "Ten-Day Average Market Price" as of any date means the arithmetic average of the daily volume-weighted average price per share of the Common Stock for each of the ten Trading Days ending on the last Trading Day preceding the date in question, as reported by Bloomberg Professional Service for the period beginning at 9:30 am, New York City time, and ending at 4:00 pm, New York City time. If, on any Trading Day, no daily volume-weighted average price is reported for the Common Stock by Bloomberg Professional Service, the Closing Price of a share of the Common Stock will be substituted for the daily volume-weighted average price for such day.

          "Threshold Appreciation Price" shall have the meaning set forth in
Section 7(b) hereof.

          "Trading Day" means a day on which the Common Stock:

          (a) is not suspended from trading on at least one national or regional securities exchange or association or over-the-counter market at the close of business; and

          (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

          "Transfer Agent" means Computershare Investor Services, LLC acting as transfer agent, registrar and paying agent for the Mandatory Convertible Preferred Stock, and its successors and assigns.

          "Valuation Period" shall have the meaning set forth in Section 9(h) hereof.

          "Voting Parity Securities" means any class or series of stock issued by the Corporation which by its terms ranks, as to payment of dividends and distribution of assets upon dissolution, liquidation and winding-up of the Corporation, on a parity with the Mandatory Convertible Preferred Stock and the terms of which provide that the holders thereof are entitled to vote or consent with the holders of Mandatory Convertible Preferred Stock for the election of Additional Directors or on any other matter as to which the holders of Mandatory Convertible Preferred Stock are entitled to vote or consent pursuant to Section 5 hereof.

          (20) Severability. If any term of the Mandatory Convertible Preferred Stock set forth herein is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

                  [The rest of page intentionally left blank.]

          IN WITNESS WHEREOF, Alleghany Corporation has caused this Certificate of Designations to be duly executed by the undersigned as of this 20th day of June, 2006.

                                        ALLEGHANY CORPORATION


                                        By: /s/ Weston M. Hicks
                                            ------------------------------------
                                        Name: Weston M. Hicks
                                        Title: President

                                    EXHIBIT A

               FORM OF 5.75% MANDATORY CONVERTIBLE PREFERRED STOCK

                                FACE OF SECURITY

SEE REVERSE
FOR LEGEND

Number: [____]

5.75% Mandatory Convertible Preferred Stock                      [______] Shares

                              ALLEGHANY CORPORATION

                             CUSIP NO.: 017175 20 9

          This certifies that Cede & Co. is the owner of [______] fully paid and non-assessable shares of the 5.75% Mandatory Convertible Preferred Stock, par value $1.00 per share, liquidation preference of $264.60 per share, of Alleghany Corporation (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Certificate of Incorporation of the Corporation and Certificate of Designations of the Corporation and all amendments thereto (copies of which are on file at the office of the transfer agent) to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the transfer agent and registered by the registrar.

          Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:
       ------------------------------

                                        ALLEGHANY CORPORATION


                                        By:
                                            ------------------------------------
                                            President


ATTEST:


-------------------------------------
Secretary


Countersigned and Registered
COMPUTERSHARE INVESTOR SERVICES, LLC,
Transfer Agent and Registrar


By:
    ---------------------------------
    Authorized Signature

                               REVERSE OF SECURITY

                              ALLEGHANY CORPORATION

          The shares of 5.75% Mandatory Convertible Preferred Stock (the "Mandatory Convertible Preferred Stock") will automatically convert on June 15, 2009 into a number of shares of Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") as provided in the Certificate of Designations, Preferences and Rights of the 5.75% Mandatory Convertible Preferred Stock of the Corporation (the "Certificate of Designations"). The shares of the Mandatory Convertible Preferred Stock are also convertible at the option of the holder into shares of Common Stock prior to June 15, 2009 as provided in the Certificate of Designations. The shares of Mandatory Convertible Preferred Stock are also convertible at the option of the Corporation upon the occurrence of certain events prior to June 15, 2009 as provided in the Certificate of Designations. The preceding description is qualified in its entirety by reference to the Certificate of Designations, a copy of which will be furnished by the Corporation to any stockholder without charge upon request addressed to the Secretary of the Corporation at its principal office or to the transfer agent named on the face of this certificate.

          The Corporation will furnish to any stockholders, upon request, and without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of capital stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation at its principal office or to the Transfer Agent named on the face of this certificate.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS, A COPY OF WHICH WILL

BE FURNISHED BY THE CORPORATION TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST ADDRESSED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                   ASSIGNMENT

For value received, [___________] hereby sell, assign and transfer unto

Please Insert Social Security or
Other Identifying Number of Assignee

________________________________________________________________________________

________________________________________________________________________________
  (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________

________________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:
       -----------------------


                                        ----------------------------------------

                                NOTICE: The Signature to this Assignment Must
                                        Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.


SIGNATURE GUARANTEED


-------------------------------------
(Signature Must Be Guaranteed by a
Member of a Medallion Signature
Program)